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                                                                      EXHIBIT 11

                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

                                         Thirteen Weeks Ended                           Twenty-Six Weeks Ended
                            -----------------------------------------------  ----------------------------------------------------
                                 September 28,         September 30,             September 28,             September 30,
                                    1996                   1995                      1996                       1995
                            ----------------------  -----------------------  ------------------------    ------------------------
                                         Fully                   Fully                       Fully                        Fully
                           Primary      Diluted     Primary     Diluted       Primary       Diluted      Primary         Diluted
                          ----------  ------------ ----------  ------------ ------------  ------------  ---------      ----------

Net earnings............. $6,392,000   $6,392,000  $6,018,000  $6,018,000   $15,501,000   $15,501,000   $10,697,000   $10,697,000
                          ==========   ==========  ==========  ==========   ===========   ===========   ===========   ===========

Weighted average number
  of common shares
  outstanding............ 23,920,100   23,920,100  19,764,600  19,764,600    23,930,600   23,930,600     19,690,200    19,690,200

Excess of shares issuable
  upon exercise of stock
  options over shares
  deemed retired
  utilizing the treasury
  stock method...........  1,214,600    1,236,200   1,202,000   1,323,600     1,381,800    1,410,200      1,099,300     1,259,600
                          ----------   ----------  ----------  ----------    ----------   ----------   ------------   -----------
                          25,134,700   25,156,300  20,966,600  21,088,200    25,312,400   25,340,800     20,789,500    20,949,800
                          ==========   ==========  ==========  ==========    ==========   ==========   ============   ===========

Earnings per share.......       $.25         $.25        $.29        $.29          $.61         $.61           $.51          $.51
                                ====         ====        ====        ====          ====         ====           ====          ====
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